UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 21, 2022

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

On January 21, 2022, Indian Industries, Inc. (“Indian”), a wholly-owned subsidiary of Escalade, Incorporated (“Escalade”), completed its acquisition of the assets constituting the Brunswick Billiards business of Life Fitness, LLC (the “Seller”), a portfolio company of KPS Capital Partners, LP. As described in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 3, 2022, Indian previously entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with the Seller. Pursuant to the Purchase Agreement, Indian agreed to acquire all of the Seller’s assets relating to the Seller’s Brunswick Billiards business, including certain intellectual property rights to the name “Brunswick Billiards” and derivations thereof and the Seller’s 120,000 square foot distribution facility located in Bristol, Wisconsin. The Seller’s Brunswick Billiard’s business primarily consists of developing, designing, manufacturing, marketing, distributing and selling billiard tables, table tennis games, shuffleboard tables, foosball tables, and air hockey tables.

Indian purchased the Brunswick Billiards assets for a purchase price of thirty-six million three hundred fifty-seven thousand four hundred twenty-seven dollars ($36,357,427), subject to final adjustment for net working capital as of the closing date. In addition, Indian assumed certain current liabilities included in such net working capital and all liabilities relating to the Brunswick Billiards business arising after the closing of the acquisition. Escalade financed the acquisition with cash on hand and borrowing under Escalade’s credit facilities as described below. The acquisition is significant to Escalade because the consideration paid for the acquired assets is approximately 16% of Escalade’s total assets.

The Purchase Agreement was previously filed with Escalade’s prior Form 8-K and is incorporated herein by reference.

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Also on January 21, 2022, Escalade, Indian and each of their domestic subsidiaries (collectively, the “Company”) entered into an Amended and Restated Credit Agreement (“Restated Credit Agreement”) with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”), and the other lenders identified in the Restated Credit Agreement (collectively, the “Lenders”). The Restated Credit Agreement amends and restates the existing credit facilities in existence between Escalade, Indian, and Chase that have been in place since April 30, 2009. This Form 8-K describes the primary changes made in the new Restated Credit Agreement

Under the terms of the Restated Credit Agreement, Old National Bank has been added as a Lender. The Lenders have now made available to Escalade and Indian a senior revolving credit facility with increased maximum availability of $65,000,000 (the “Revolving Facility”), up from $50,000,000, plus an accordion feature that would allow borrowings up to $90,000,000 under the Revolving Facility subject to certain terms and conditions. The maturity date of the revolving credit facility was extended to January 21, 2027. The Company may prepay the Revolving Facility, in whole or in part, and reborrow prior to the revolving loan maturity date. The Restated Credit Agreement further extended the maturity date for the term loan facility to January 21, 2027. As of January 21, 2022, the outstanding principal amount of the term loan is $46,428,572.

In addition to the increased revolving borrowing amount and extended maturity dates, other significant changes reflected in the Restated Credit Agreement include: specifying that Indian’s acquisition of the assets of the Brunswick Billiards business is a permitted acquisition; providing a $7,500,000 swingline commitment by Chase; replacing LIBOR with the replacement benchmark secured overnight financing rate as previously contemplated; and adjustments to certain financial covenants relating to the fixed charge coverage ratio. Article X of the Restated Credit Agreement continues to provide for a guarantee of the amounts borrowed under the Revolving Facility by Escalade and/or Indian by all of their directly and indirectly owned domestic subsidiaries.

Escalade’s indebtedness under the Restated Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company (excluding real estate). Each direct and indirect domestic subsidiary of Escalade and Indian has secured its guaranty of indebtedness incurred under the Revolving Facility with a first priority security interest and lien on all of such subsidiary’s assets. Escalade, Indian and all of the domestic subsidiaries have entered into an Amended and Restated Pledge and Security Agreement dated January 21, 2022 in favor of the Lender to continue the existing liens, previously existing under the original pledge and security agreements entered into on April 30, 2009, as amended, and thereafter for subsidiaries created or acquired after that date. The obligations, guarantees, liens and other interests granted by Escalade, Indian, and their domestic subsidiaries continues in full force and effect.

Forward-Looking Statements

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Item 7.01 Regulation FD Disclosure.

On January 21, 2022, the Company issued a press release announcing the closing of the acquisition described in Item 2.01. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

10.1
Asset Purchase Agreement dated December 30, 2021, by and between Indian Industries, Inc. d/b/a Escalade Sports and Life Fitness, LLC (excluding exhibits and schedules which Escalade has determined are not material)[1]

10.2
Amended and Restated Credit Agreement dated as of January 21, 2022 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent (without exhibits and schedules, which Escalade has determined are not material).

10.3
Pledge and Security Agreement dated as of January 21, 2019 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent (without exhibits and schedules, which Escalade has determined are not material).

99.1	Press Release dated January 21, 2022

104	Cover Page Interactive Data File, formatted Inline Extensible Business Reporting Language (iXBRL)

* * * *

1 Incorporated by reference from the Company’s Form 8-K filed with the SEC on January 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2022	ESCALADE, INCORPORATED

By: /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Vice President and Chief Financial Officer